FOR IMMEDIATE RELEASE

Contact: Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048

Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2011

- 4th Quarter Sales up 7% and EPS up 15% -
- Record Sales and Earnings for 2011 -

Atlanta, Georgia, February 21, 2012 — Genuine Parts Company (NYSE: GPC) reports fourth quarter results and record sales and earnings for the year ended December 31, 2011.

Tom Gallagher, Chairman and Chief Executive Officer, announced today that sales in 2011 were $12.5 billion, up 11% compared to 2010. Net income for the year was $565 million, an increase of 19% compared to $476 million in 2010. Earnings per share on a diluted basis were $3.58, up 19% compared to $3.00 in 2010.

Mr. Gallagher stated, “Genuine Parts Company had another excellent year in 2011, highlighted by double-digit sales and earnings growth and record sales and earnings per share for the second consecutive year. We further strengthened our financial condition with increased net income, an expanded operating margin and a continued emphasis on effectively managing the balance sheet. We are very proud of the job that was done throughout our organization.”

Mr. Gallagher added, “All four of our business segments produced top line growth for the year. The Automotive Group reported an 8% sales increase for the year, and the positive sales trends for this segment in 2011 reflect the ongoing solid fundamentals in the automotive aftermarket, including the overall aging of the vehicle population. Motion Industries, our industrial distribution company, generated a 19% sales increase with the strong double-digit sales growth at Motion driven by the combination of good internal growth initiatives and the strength in the manufacturing sector of the economy. EIS, our Electrical distribution company, had another outstanding year as well, and sales were up 24%. S.P. Richards, our Office Products Group, reported a 3% increase in revenues in 2011. We were pleased to show some growth in such a difficult environment for the office products industry.”

Fourth Quarter 2011

Sales increased 7% to $3.0 billion in the fourth quarter ended December 31, 2011, compared to sales of $2.8 billion for the same period in 2010. Diluted earnings per share in the fourth quarter were 86 cents, up 15% compared to 75 cents per share for the fourth quarter of 2010.

In reviewing the quarter, Mr. Gallagher commented, “Overall, our businesses continued to perform well in the fourth quarter. Our Automotive sales were up 6%, our Industrial Group sales were up 13%, our Electrical Group sales were up 10% and our Office Products Group sales were down slightly for the quarter.”

Mr. Gallagher concluded, “We enter 2012 with a continued commitment to growing sales and earnings, generating solid cash flows and maintaining a strong balance sheet. Further progress in each of these important areas will keep the Company moving ahead and they will help to insure another successful year in 2012.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter, the year and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106, conference ID 46254235. A replay will also be available on the Company’s website or at 855-859-2056, conference ID 46254235, two hours after the completion of the call until 12:00 a.m. EST on March 6, 2012.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market demand for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions with which we do business, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2010 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,014,135	$2,807,728	$12,458,877	$11,207,589
Cost of goods sold	2,121,535	1,990,600	8,852,837	7,954,645

Gross profit	892,600	817,128	3,606,040	3,252,944
Operating expenses:
Selling, administrative & other expenses	660,428	608,832	2,626,298	2,401,829
Depreciation and amortization	21,997	21,910	88,936	89,332

	682,425	630,742	2,715,234	2,491,161
Income before income taxes	210,175	186,386	890,806	761,783
Income taxes	75,218	67,736	325,690	286,272

Net income	$134,957	$118,650	$565,116	$475,511

Basic net income per common share	$.87	$.75	$3.61	$3.01
Diluted net income per common share	$.86	$.75	$3.58	$3.00
Weighted average common shares outstanding	155,567	157,543	156,656	158,032
Dilutive effect of stock options and
non-vested restricted stock awards	1,095	775	1,004	429

Weighted average common shares outstanding –
assuming dilution	156,662	158,318	157,660	158,461

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,460,152	$1,376,734	$6,061,424	$5,608,101
Industrial	1,032,719	915,166	4,173,574	3,521,863
Office Products	391,403	394,979	1,689,368	1,641,963
Electrical/Electronic Materials	137,601	125,603	557,537	449,770
Other (1)	(7,740)	(4,754)	(23,026)	(14,108)

Total net sales	$3,014,135	$2,807,728	$12,458,877	$11,207,589

Operating profit:
Automotive	$89,879	$82,123	$467,806	$421,109
Industrial	89,139	73,796	337,628	255,616
Office Products	38,149	38,076	134,124	131,746
Electrical/Electronic Materials	10,283	8,754	40,663	30,910

Total operating profit	227,450	202,749	980,221	839,381
Interest expense, net	(5,628)	(6,610)	(24,608)	(26,598)
Other, net	(11,647)	(9,753)	(64,807)	(51,000)

Income before income taxes	$210,175	$186,386	$890,806	$761,783

Capital expenditures	$39,537	$26,448	$103,469	$85,379

Depreciation and amortization	$21,997	$21,910	$88,936	$89,332

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2011	2010
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$525,054	$529,968
Trade accounts receivable, net	1,461,011	1,364,406
Merchandise inventories, net	2,261,997	2,224,717
Prepaid expenses and other current assets	328,534	295,796

TOTAL CURRENT ASSETS	4,576,596	4,414,887
Goodwill and other intangible assets, less accumulated amortization	279,775	209,548
Deferred tax asset	250,906	157,392
Other assets	272,110	199,087
Net property, plant and equipment	500,204	484,130

TOTAL ASSETS	$5,879,591	$5,465,044

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,440,762	$1,374,930
Current portion of debt	—	250,000
Income taxes payable	35,267	23,145
Dividends payable	70,021	64,600
Other current liabilities	266,023	259,139

TOTAL CURRENT LIABILITIES	1,812,073	1,971,814
Long-term debt	500,000	250,000
Retirement and other post-retirement benefit liabilities	493,721	258,807
Other long-term liabilities	280,978	181,709
Common stock	155,651	157,636
Retained earnings and other	3,109,622	2,934,535
Accumulated other comprehensive loss	(482,038)	(298,352)

TOTAL PARENT EQUITY	2,783,235	2,793,819
Noncontrolling interests in subsidiaries	9,584	8,895

TOTAL EQUITY	2,792,819	2,802,714

TOTAL LIABILITIES AND EQUITY	$5,879,591	$5,465,044

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2011	2010
	(in thousands)
OPERATING ACTIVITIES:
Net income	$565,116	$475,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,936	89,332
Share-based compensation	7,547	7,016
Excess tax benefits from share-based compensation	(5,356)	(3,251)
Other	(5,349)	10,309
Changes in operating assets and liabilities	(25,967)	99,746

NET CASH PROVIDED BY OPERATING ACTIVITIES	624,927	678,663
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(103,469)	(85,379)
Acquisitions and other	(128,028)	(86,969)

NET CASH USED IN INVESTING ACTIVITIES	(231,497)	(172,348)
FINANCING ACTIVITIES:
Proceeds from debt	250,000	—
Payments on debt	(250,000)	—
Stock options exercised	(1,049)	9,085
Excess tax benefits from share-based compensation	5,356	3,251
Dividends paid	(276,369)	(257,898)
Purchase of stock	(122,078)	(75,007)

NET CASH USED IN FINANCING ACTIVITIES	(394,140)	(320,569)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,204)	7,419

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,914)	193,165
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	529,968	336,803

CASH AND CASH EQUIVALENTS AT END OF YEAR	$525,054	$529,968